SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2013

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-3385	25-0542520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Suite 3100 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On June 7, 2013, pursuant to the Agreement and Plan of Merger, dated February 13, 2013 (the “Merger Agreement”), as amended by the Amendment to Agreement and Plan of Merger, dated March 4, 2013 (the “Amendment”), by and among H. J. Heinz Company (the “Company” or “Heinz”), H.J. Heinz Holding Corporation (formerly known as Hawk Acquisition Holding Corporation), a Delaware corporation (“Parent”), and Hawk Acquisition Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Heinz, with Heinz surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01. Entry into a Material Definitive Agreement.

1.	Senior Secured Term Loan Facility

Overview

On June 7, 2013, the Company, as the borrower, entered into the Credit Agreement, dated as of June 7, 2013, with Merger Sub, as initial borrower, Hawk Acquisition Intermediate Corporation II, the immediate parent corporation of the Company following the consummation of the Merger (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto from time to time (the “New Credit Agreement”).

The New Credit Agreement provides for (i)(a) term B-1 loans in an aggregate principal amount of $2,950,000,000 (the “B-1 Loans”) and (b) term B-2 loans in aggregate principal amount of $6,550,000,000 (the “B-2 Loans”) in each case under the new senior secured term loan facilities (the “New Term Loan Facilities”) and (ii) a revolving loan of up to $2,000,000,000 (including revolving loans, swingline loans and letters of credit), a portion of which may be denominated in Euro, Sterling, Australian Dollars, Japanese Yen or New Zealand Dollars, under the new senior secured revolving loan facilities (the “New Revolving Credit Facilities” and, together with the New Term Loan Facilities, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the term loan was drawn, and no revolving loans were drawn.

Interest Rate and Fees

At the Company’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the “prime rate” of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to (x) 1.25%, in the case of the B-1 Loans, (y) 1.50% in the case of the B-2 Loans or (z) 1.00% in the case of the New Revolving Credit Facilities or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to (x) 2.25%, in the case of the B-1 Loans, (y) 2.50% in the case of the B-2 Loans or (z) 2.00% in the case of the New Revolving Credit Facility. Borrowings under the New Term Loan Facilities will be subject to a floor of 1.00% in the case of Eurocurrency loans. The applicable margin for loans under the New Revolving Credit Facilities will be adjusted after the completion of the Company’s first full fiscal quarter after the closing of the Merger based upon the Company’s first lien senior secured leverage ratio. The applicable margin for loans under the New Term Loan Facilities will be adjusted if the Company achieves a certain first lien senior secured leverage ratio within 18 months of the Merger.

Prepayments

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (1) a percentage of the net cash proceeds (determined by taking into account any indebtedness secured pari passu with the New Term Loan Facilities that is required to be prepaid with such net cash proceeds) from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Company or any of its Restricted Subsidiaries (as defined in the New Credit Agreement) in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (2) 100% of the net cash proceeds from the issuance or incurrence of debt by the Company or any of its Restricted Subsidiaries (other than indebtedness permitted by the New Credit Facilities); and (3) 50% (with step-downs to 25% and 0% based upon achievement of specified total leverage ratios) of annual excess cash flow of the Company and its Restricted Subsidiaries. Subject to certain prepayment premiums and penalties and the payment of customary “breakage” costs, the Company may voluntarily prepay outstanding loans at any time.

Amortization

The B-1 Loans have a six-year maturity and the B-2 Loans have a seven-year maturity. The New Revolving Credit Facilities have a five-year maturity. The principal amount of the New Term Loan Facilities amortizes in quarterly installments equal to 0.25% of the original principal amount of the New Term Loan Facilities for the first five and three-quarter years, or six and three-quarter years, as applicable, with the balance payable at maturity.

Guaranty and Security

In connection with the New Credit Facilities, Holdings, Merger Sub, the Company and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”), entered into a Guaranty Agreement (the “Guaranty Agreement”), dated as of June 7, 2013, in favor of JPMorgan Chase Bank, N.A., as collateral agent. Pursuant to the Guaranty Agreement, Holdings, Merger Sub, the Company and the Subsidiary Guarantors guaranteed amounts borrowed under the New Credit Facilities.

In connection with the New Credit Facilities, the Company, Holdings, Merger Sub and the Subsidiary Guarantors entered into a Security Agreement (the “Security Agreement”), dated as of June 7, 2013, in favor of JPMorgan Chase Bank, N.A., as collateral agent. Pursuant to the Security Agreement, amounts borrowed under the New Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of the Company’s, Holding’s, Merger Sub’s and each Subsidiary Guarantor’s tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of each of the Company’s direct and indirect wholly-owned material Restricted Subsidiaries, including the Company (limited, in the case of foreign subsidiaries and domestic foreign holding companies, to 65% of the capital stock of first tier foreign subsidiaries and domestic foreign holding companies).

Certain Covenants and Events of Default

The New Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Company and its Restricted Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the transactions contemplated by the Merger Agreement);

sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business.

In addition, under the New Revolving Credit Facilities, the Company and its Restricted Subsidiaries will be required to not exceed a specified first lien senior secured leverage ratio in the event letters of credit in excess of $50,000,000 (other than those that are cash collateralized), any loans under the New Revolving Credit Facilities or any swingline loans are outstanding as of the end of any fiscal quarter.

The New Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; material unsatisfied judgments; actual or asserted invalidity of any security document; and a change of control. The Company’s ability to borrow under the New Credit Facilities will be dependent on, among other things, its compliance with the above-described financial ratio. Failure to comply with this ratio or the other provisions of the New Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the New Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the New Credit Agreement.

Certain Relationships

The lenders under the New Credit Agreement and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2.	Purchase Agreement

On June 7, 2013, the Company, and the Guarantors (as defined below) entered into a Joinder Agreement (the “Purchase Agreement Joinder”) to the Purchase Agreement, dated March 22, 2013 (the “Purchase Agreement”), among Merger Sub, Holdings and the several initial purchasers named in the schedule thereto (the “Initial Purchasers”), relating to the issuance and sale by Merger Sub to the Initial Purchasers of $3,100,000,000 in aggregate principal amount of Merger Sub’s 4.25% Second Lien Senior Secured Notes due 2020 (the “Notes”) pursuant to which the Company and Guarantors became party to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations and termination provisions of the Company, certain of its subsidiaries and the Initial Purchasers.

3.	Indenture

Overview

As previously disclosed, on April 1, 2013, Merger Sub completed the private placement of $3,100,000,000 aggregate principal amount of the Notes to the Initial Purchasers for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 1, 2013, by and among Merger Sub, Holdings and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). On June 7, 2013, the Company, certain of its direct and indirect wholly owned domestic subsidiaries (the “Guarantors”), the Trustee and the Collateral Agent entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture pursuant to which the Company assumed all of the obligations of Merger Sub as issuer of the Notes.

Interest; Ranking; Guarantees; Security

The Notes will mature on October 15, 2020, and bear interest at a rate of 4.25% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2013. The Notes are senior secured obligations of the Company and will be guaranteed by the Guarantors.

In connection with the Supplemental Indenture, the Company and the Guarantors entered into a Second Lien Security Agreement (the “Notes Security Agreement”) and a Second Lien Intellectual Property Security Agreement (the “Notes IP Security Agreement”), each dated as of June 7, 2013, in favor of the Collateral Agent. Additionally, pursuant to the Notes Security Agreement and the Notes IP Security Agreement, amounts issued under the Notes are secured on a second priority basis by a perfected security interest in substantially all of the Company’s and the Guarantors’ tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of each of the Company’s direct and indirect wholly owned material restricted subsidiaries, including the Company (limited, in the case of foreign subsidiaries and domestic foreign holding companies, to 65% of the capital stock of first tier foreign subsidiaries and domestic foreign holding companies).

Optional Redemption

The Notes will be redeemable, in whole or in part, at any time on or after November 1, 2015, at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any, to the redemption date. The Notes will be redeemable, in whole or in part, at any time prior to April 15, 2015, at a price equal to 100% of the aggregate principal amount thereof plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon the occurrence of a change of control as specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants and Events of Default

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries’ ability to (i) incur additional indebtedness and guarantee indebtedness, (ii) pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell or otherwise dispose of assets, (vi) sell stock of our subsidiaries, (vii) incur liens, (viii) enter into transactions with affiliates, (ix) enter into agreements restricting our subsidiaries’ ability to pay dividends and (x) consolidate, merge or sell all or substantially all of our assets.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

4.	Registration Rights Agreement

On April 1, 2013, in connection with the issuance of the Notes, Merger Sub, Holdings and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) and on June 7, 2013, the Company and the Guarantors entered into a joinder agreement thereto (the “RRA Joinder”). The terms of the Registration Rights Agreement requires the Company and the Guarantors to (i) file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act (the “Exchange Offer”) with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest) and use their commercially reasonable efforts to consummate, within 365 days after the closing of the Merger, the Exchange Offer, (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 1.0% per annum.

The foregoing summary of the Purchase Agreement, the Purchase Agreement Joinder, the Indenture, the Supplemental Indenture, the form of the Notes, the Notes Security Agreement, the Notes IP Security Agreement, the Registration Rights Agreement and the RRA Joinder are not complete and each is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 10.4, 10.5, 4.1, 4.2, 4.3, 10.6, 10.7, 10.8 and 10.9, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

1.	Prior Credit Facility

In contemplation of the Merger, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under (i) the Five Year Credit Agreement, dated as of June 30, 2011 among the Company, H. J. Heinz Finance Company, the banks party thereto and JP Morgan Chase Bank, N.A. on June 7, 2013, (ii) the Credit Agreement, dated as of April 5, 2013 among the Company, H. J. Heinz Finance Company, the banks party thereto and JP Morgan Chase Bank, N.A. on June 7, 2013, (iii) the Three Year Credit Agreement, dated as of December 3, 2010 between the Company and Mizuho Corporate Bank, Ltd. on May 31, 2013, (iv) the Three Year Credit Agreement, dated as of July 10, 2012 between the Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd. on May 31, 2013 and (v) the Credit Agreement, dated as of May 23, 2013 between the Company, H. J. Heinz Finance Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd. on June 7, 2013 (collectively, the “Prior Credit Facilities”) and terminated the Prior Credit Facilities. No penalties were due in connection with such repayments.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Sections 1 through 3 of Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that each share of the Company common stock was cancelled and converted into the right to receive $72.50 in cash, without interest and less applicable withholding taxes thereon, and has requested that NYSE halt trading in the Company common stock following the close of business on June 7, 2013.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction above and Item 5.03 below is incorporated by reference into this Item 3.03.

In the Merger, (i) each outstanding share of Company common stock (other than shares owned by the Company, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, and in each case not held on behalf of third parties) was cancelled and automatically converted into the right to receive $72.50 in cash, without interest and less applicable withholding taxes thereon (the “Merger Consideration”), (ii) each outstanding stock option, whether vested or unvested, was cancelled and automatically converted into the right to receive, with respect to each share subject to the option, the Merger Consideration less the exercise price per share, (iii) each outstanding Company phantom unit, whether vested or unvested, was cancelled and automatically converted into the right to receive the Merger Consideration, and (iv) each outstanding Company restricted stock unit (other than retention restricted stock units, which will remain subject to the vesting schedule pursuant to the existing terms of the applicable award agreements and that the general timing of payment would be in accordance with such terms), whether vested or unvested, was cancelled and automatically converted into the right to receive, with respect to each share subject to the restricted stock unit, the Merger Consideration plus any accrued and unpaid dividend equivalents, except that payment in respect of Company restricted stock units that have been deferred will be made in accordance with the terms of the award and the applicable deferral election made by the holder.

At the effective time of the Merger, each holder of a certificate formerly representing any shares of Company common stock or of book-entry shares no longer had any rights with respect to the shares, except for the right to receive the Merger Consideration upon surrender thereof.

Item 5.01. Change of Control of Registrant

The information set forth in the Introduction above is incorporated by reference into this Item 5.01.

On June 7, 2013, pursuant to the Merger Agreement, Merger Sub merged with and into Heinz, with Heinz surviving the merger as an indirect wholly owned subsidiary of Parent and a wholly owned subsidiary of Holdings. Parent is controlled by Berkshire Hathaway Inc. (“Berkshire”) and 3G Special Situations Fund III, L.P. (“3G SSFIII,” and together with Berkshire, the “Sponsors”). Also on June 7, 2013, the Company issued a press release announcing that Berkshire Hathaway and an investment fund affiliated with 3G Capital had completed their previously announced acquisition of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The total cash Merger Consideration paid was approximately $28.75 billion, which was funded from equity contributions from the Sponsors and cash of the Company, as well as proceeds received by Merger Sub in connection with debt financing provided by JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and a syndicate of other lenders.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2013 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Certain Officers

At the effective time of the Merger on June 7, 2013, in accordance with the Merger Agreement, the officers of the Company immediately prior to the effective time of the Merger (except for the Company’s Chief Executive Officer, William R. Johnson, and Chief Financial Officer, Arthur Winkleblack) remained the officers of the Company after the Merger. At the effective time of the Merger, Mr. Johnson resigned as Chief Executive Officer of the Company and Mr. Winkleblack resigned as Chief Financial Officer of the Company.

Bernardo Hees was appointed as Chief Executive Officer of the Company and Paulo Basilio was appointed as Chief Financial Officer of the Company, each effective as of the consummation of the Merger. Mr. Hees, 43, has been Chief Executive Officer of Burger King Worldwide, Inc. (“Burger King”) since September 10, 2010. Prior to joining Burger King, Mr. Hees was Chief Executive Officer of America Latina Logistica (“ALL”), Latin America’s largest railroad and logistics company. Mr. Basilio, 38, is a partner at 3G Capital. Previously, he served as CEO of ALL from 2010 to September 2012, after having served as ALL’s COO, CFO, Commercial Officer and Analyst. Mr. Basilio holds a M.Sc. in Economics from Fundacao Getulio Vargas in Brazil. Mr. Johnson has agreed to serve as a part-time advisor to Mr. Hees on certain specific industry and strategic non-operating matters.

Departure and Election of Certain Directors

Also in accordance with the Merger Agreement, as of the effective time of the Merger, each of William R. Johnson, Charles E. Bunch, Leonard S. Coleman Jr., John G. Drosdick, Edith E. Holiday, Candace Kendle, Franck J. Moison, Dean R. O’Hare, Nelson Peltz, Dennis H. Reilley, Lynn C. Swann, Thomas J. Usher and Michael F. Weinstein (the “Former Directors”) ceased serving as members of the board of directors of the Company and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members. Information on the positions held by the Former Directors on any committee of the board of directors of the Company at the time of the Former Directors’ resignation is set forth under the caption “Board of Directors and Committees of the Board” in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on June 15, 2012 and is incorporated herein by reference.

Warren Buffett, Alexandre Behring, Gregory Abel, Jorge Paulo Lemann, Marcel Herrmann Telles and Tracy Britt were elected as new members of the board of directors of the Company. Committees of the board of directors have not been established.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2013 (i) the certificate of incorporation of Merger Sub immediately prior to the effective time of the Merger was amended and restated and became the certificate of incorporation of the Heinz and (ii) the by-laws of Merger Sub immediately prior to the effective time of the Merger became the by-laws of Heinz, each in accordance with the terms of the Merger Agreement.

Copies of the amended and restated certificate of incorporation and by-laws of the Heinz are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01. Exhibits and Financial Statements.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of H. J. Heinz Company

3.2	Amended and Restated By-laws of H. J. Heinz Company

4.1	Indenture, dated as of April 1, 2013, by and among Hawk Acquisition Sub, Inc., as Issuer to be merged with and into H.J. Heinz Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent

4.2	Supplemental Indenture, dated as of June 7, 23013, by and among H. J. Heinz Company, the parties signatories thereto as Guarantors and Wells Fargo Bank, National Association as Trustee and Collateral Agent

4.3	Form of 4.25% Second Lien Senior Secured Notes due 2020 (included in Exhibit 4.1 hereto)

10.1	Credit Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto from time to time

10.2	Security Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as collateral agent

10.3	Guaranty Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto , and JPMorgan Chase Bank, N.A., as collateral agent

10.4	Purchase Agreement, dated March 22, 2013, by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II and the several initial purchasers named in the schedule thereto

10.5	Joinder Agreement, dated June 7, 2013, by and among H.J. Heinz Company and certain of its wholly owned subsidiaries

10.6	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent

10.7	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties

10.8	Registration Rights Agreement, dated as of April 1, 2013 by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, as a guarantor and Wells Fargo Securities, LLC for itself and on behalf of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and the other Initial Purchasers

10.9	Joinder to Registration Rights Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company and each of the subsidiaries listed on Schedule 1 thereto, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Representatives of the several Initial Purchasers listed in Schedule 1 thereto

99.1	H. J. Heinz Company press release dated June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013	H. J. HEINZ COMPANY

	By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of H. J. Heinz Company

3.2	Amended and Restated By-laws of H. J. Heinz Company

4.1	Indenture, dated as of April 1, 2013, by and among Hawk Acquisition Sub, Inc., as Issuer to be merged with and into H. J. Heinz Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent

4.2	Supplemental Indenture, dated as of June 7, 23013, by and among H. J. Heinz Company, the parties signatories thereto as Guarantors and Wells Fargo Bank, National Association as Trustee and Collateral Agent

4.3	Form of 4.25% Second Lien Senior Secured Notes due 2020 (included in Exhibit 4.1 hereto)

10.1	Credit Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto from time to time

10.2	Security Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as collateral agent

10.3	Guaranty Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto , and JPMorgan Chase Bank, N.A., as collateral agent

10.4	Purchase Agreement, dated March 22, 2013, by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II and the several initial purchasers named in the schedule thereto

10.5	Joinder Agreement, dated June 7, 2013, by and among H. J. Heinz Company and certain of its wholly owned subsidiaries

10.6	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent

10.7	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties

10.8	Registration Rights Agreement, dated as of April 1, 2013 by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, as a guarantor and Wells Fargo Securities, LLC for itself and on behalf of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and the other Initial Purchasers

10.9	Joinder to Registration Rights Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company and each of the subsidiaries listed on Schedule 1 thereto, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Representatives of the several Initial Purchasers listed in Schedule 1 thereto

99.1	H. J. Heinz Company press release dated June 7, 2013